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
       THE         [_] MONY Life Insurance     [_] MONY Life Insurance            Spouse Term Rider Supplement
[LOGO] MONY        Company                     Company of America                 Form No. STR-GV (Rev 4/2003)
       GROUP       1740 Broadway               1740 Broadway
                   New York, NY 10019          New York, NY 10019

Insured's Name__________________________________________________________ Policy Number ________________________________

Spouse Term Rider Supplement Forming Part Of Application For Life Insurance
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 1   Full Name:   First ________________________________________ Middle ____________  Last _____________________________________

     Date of Birth ___________________________(mm/dd/yyyy) Birthplace _______________________________ Gender [_] Male [_] Female

     Social Security Number ________________________________ Driver's License Number ______________________________ State ______

     Employer's Name and Address _______________________________________________________________________________________________

 2   Are you now performing all the duties of your regular occupation on a full-time basis at the usual place of business?
                                                                                                                  [_]Yes  [_]No
     (If no, please explain in remarks section)

 3   Occupation and Duties (If Military-include branch of service) _____________________________________________________________

 4   Do you currently use any form of tobacco or nicotine product?  [_] Yes   [_] No  Type ______ Avrg Quantity # packs ____________
     Frequency _____________

 5   Have you ever used any form of tobacco or nicotine product?    [_]Yes    [_] No  Type _____________ Date Ceased _______________

 6   Will the coverage applied for replace or change any life insurance or annuities?  [_] Yes  [_] No      Is this a 1035 Exchange?
                                                                                                                  [_]Yes  [_]No
     If "Yes", complete: (If additional room is needed, please use Remarks Section)

     Amount $_________ Company _______________________ Issue Year _______ Policy Number ____________  [_] Life [_] Group [_] Annuity

     Amount $_________ Company _______________________ Issue Year _______ Policy Number ____________  [_] Life [_] Group [_] Annuity

 7   Are you a citizen of the United States?                                                                      [_]Yes  [_]No
     (If "No", in "Remarks" state country of citizenship, type of visa and its expiration date, and date of entry into the US).
 8   In the last 3 years, have you traveled or resided outside the US or Canada or do you intend to travel or reside outside the US or
     Canada in the next 2 years?                                                                                   [_]Yes  [_] No
     (If "Yes", in "Remarks" state where, when, purpose and duration of all such stays.   If stays are extensive or in areas of
     special risk,
     complete Foreign Residence and Travel Supplement).
 9   Have you
     a.   In the last 3 years been convicted of more than one moving violation?                                   [_]Yes  [_]No
          (If "Yes", in "Remarks" state details of all moving violations, with dates).
     b.   In the last 5 years been convicted of, or plead "no contest" to, reckless driving or driving
          under the influence of alcohol or drugs, or had your driver's license suspended or revoked?             [_]Yes  [_]No
          (If "Yes", in "Remarks" state all details, with dates).
     c.   In the last 3 years flown as a pilot, student pilot or crewmember (Including gliding, hang
          gliding and  ballooning) or do you intend to in the next 12 months?                                     [_]Yes  [_]No
          (If "Yes", complete Aviation Supplement).
     d.   In the last 3 years participated in skydiving; mountain, ice or rock climbing; underwater
          diving below 75 feet; motorized vehicle or boat racing; extreme sports or similar hazardous             [_]Yes  [_]No
          activities or do you intend to in the next 12 months?
          (If "Yes", complete Avocation/Hazardous Sports Supplement).

10   Do you intend to participate in any activity described in 9c or 9d within the next two years?                [_]Yes  [_]No

11   Height: _____ft. _____in  Weight: ______lbs   Any weight gain or loss in the last 6 months?  [_]Yes [_]No  [_] Gain _______lbs
     [_] Loss _______lbs

12   Have you:
     a)   Ever been diagnosed or treated for heart trouble, chest pain, stroke,
          high blood pressure, diabetes, cancer or tumor?                                                         [_]Yes  [_]No

     b)   Ever used cocaine, heroin, LSD, marijuana, or any other narcotic
          drug or controlled substance, except as prescribed by a physician?                                      [_]Yes  [_]No

     c)   During the past 5 years been treated or counseled for mental or emotional trouble, neurological disorder, or the use of alcohol or
          drugs by a physician, counselor, psychologist, hospital, or clinic?                                     [_]Yes  [_]No

     d)   During the past 5 years have you had or been treated for any illness, surgery, or injury requiring treatment by a physician, hospital or
          other medical facility?                                                                                 [_]Yes  [_]No

     e)   During the past 10 years been diagnosed with, or treated for AIDS
          (Acquired Immune Deficiency Syndrome) or HIV (Human Immunodeficiency
          Virus) infection by a member of the medical profession?                                                 [_]Yes  [_]No

     REMARKS - Provide details for any of the above questions and any other additional remarks.

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

I represent that the statements and answers in this Supplement are true and complete

Signature of Spouse ____________________________________________________________    Date: ________________________________

Signature of Applicant: ________________________________________________________    Date: ________________________________

Signature of Licensed Financial Professional/Insurance Broker: _________________________________________  Date: __________
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